Exhibit 10.4

PROMISSORY NOTE

$900,000.00	April 1, 2023

FOR VALUE RECEIVED, WAGZ, INC., a Delaware corporation (the “Borrower”), with offices at 100 Market Street, Suite 201, Portsmouth, NH 03801, promises to pay to the order of SIGMATRON INTERNATIONAL, INC. (the “Lender”), with offices at 2201 Landmeier Road, Elk Grove Village, IL 60007, on or before the Maturity Date, the principal sum of NINE HUNDRED THOUSAND AND 00/100 DOLLARS ($900,000.00), together with interest as set forth herein.

Intending to be legally bound, the Borrower covenants and agrees as follows:

1. Defined Terms. In addition to other words and terms defined elsewhere in this Note, the following capitalized words and terms shall have the following meanings:

“Authority” means any federal, state, local or foreign government or political subdivision thereof, or any agency, regulatory authority, bureau, central lender, commission, department or instrumentality of any of the foregoing, or any court, tribunal, grand jury or arbitrator.

“Bankruptcy Code” means the Bankruptcy Code, 11 U.S.C. 101, et seq., as amended from time to time.

“Business Day” shall mean any day other than a Saturday, Sunday, public holiday or other day a banking institution is authorized or obligated to close in Chicago, Illinois.

“Effective Date” means April 1, 2023.

“Dollars” or the symbol “$” means lawful money of the United States of America.

“Indebtedness” means (i) all obligations and indebtedness for borrowed money, (ii) all obligations evidenced by bonds, debentures, notes or similar instruments, (iii) all obligations under conditional sale or other title retention agreements, (iv) all obligations issued or assumed as the deferred purchase price of property or services, (v) all capital lease obligations, (vi) the face amount of all letters of credit, (vii) all obligations of others secured by any Lien on property or assets of a Person, whether or not the obligations secured thereby have been assumed, and (viii) all guarantees and other obligations to guaranty, assume or remain liable for the payment of another Person’s obligations.

“Lien” means any lien (statutory or otherwise), mortgage, pledge, hypothecation, security interest, tax lien, encumbrance, conditional sale or title retention arrangement, or any other interest in property designed to secure the repayment of Indebtedness, whether arising by agreement or under any law or otherwise.

“Maturity Date” means the earliest of (a) March 31, 2026, (b) upon the closing of a sale of all or substantially all of the assets or common stock or initial public offering of the Borrower or of a merger, consolidation or other reorganization in which the Borrower is not the surviving entity, or (c) upon an Event of Default.

“Note” means this Promissory Note, as modified, supplemented, amended or restated from time to time.

“Person” shall mean any individual, corporation, joint venture, general or limited partnership, limited liability company, trust, association, unincorporated organization or other business entity.

“Reimbursable Costs and Expenses” means the reasonable costs, expenses and fees of attorneys, accountants, consultants, field examiners and other professional advisors arising for services performed for or on behalf of the Lender, and all other reasonable out-of-pocket expenses of the Lender.

2. Term Loan. (a) Subject to the terms and conditions of this Note and in reliance upon the representations and warranties of the Borrower contained herein, the Lender agrees to make a loan to the Borrower in the amount of Nine Hundred Thousand and 00/100 Dollars (the “Term Loan”). The Lender will make the following cash advances of the Term Loan to the Borrower:

on or before April 7, 2023, $150,000.00,

on or before April 14, 2023, $300,000.00,

on or before April 21, 2023, $225,000.00, and

on or before April 28, 2023, $225,000.00.

Notwithstanding the foregoing, (a) for purposes of interest accruing hereunder, the entire principal amount is deemed advanced on the Effective Date, and (b) if requested by the Borrower and agreed to by the Lender, the amount of any cash advance to be made to the Borrower instead may be directly paid by the Lender to a third party for the Borrower’s operating expenses incurred after the Effective Date, which amounts automatically reduce the next advance on a dollar-for-dollar basis. The Term Loan is non-revolving; when it or any portion thereof is repaid, it may not be reborrowed.

3. Principal and Interest.

(a) The aggregate principal balance of this Note outstanding from time to time shall bear interest at the rate of six percent (6%) per annum (the “Non-Default Rate”). Interest accrues at the Non-Default Rate on the outstanding principal from the date principal is advanced until paid in full. Any unpaid accrued interest will be paid on the date the outstanding principal amount of this Note is due and payable in full (whether by demand, at maturity or otherwise). Interest shall be calculated on the basis of a 365-day year, counting the actual number of days elapsed.

(b) Except as otherwise provided for in this Note, the principal and accrued interest of this Note shall be due and payable by the Borrower to the Lender as follows: one payment equal to accrued interest of $56,302.54 on March 31, 2024, followed by twenty-four consecutive, equal monthly payments of principal and interest, each in the amount of $39,924.84, due in arrears on the last day of each month, with the first such payment due April 30, 2024 and the last such payment due March 31, 2026. The amortization schedule applicable to this Note is attached hereto as Exhibit A.

(c) Upon the occurrence and during the continuance of an Event of Default, at the Lender’s option, the outstanding principal balance of this Note shall bear interest for each day (before and after judgment) at the rate of twelve percent (12%) per annum, computed on the basis of a 365-day year counting the actual number of days elapsed, and such interest shall be due and payable on demand.

(d) If, at any time, any rate of interest payable hereunder shall be deemed by any Authority to exceed the maximum rate of interest permitted by applicable law, then for such time as such rate would be deemed excessive, its application shall be suspended and there shall be charged in lieu thereof the maximum rate of interest permitted under such law. If any payment of interest or in the nature of interest would cause the foregoing interest rate limitation to be exceeded, then such excess payment shall be credited as a payment of principal, unless the Borrower notifies the Lender to return the excess payment to the Borrower.

4. Payments.

(a) All sums to be paid to the Lender under this Note shall be paid directly to the Lender at such office designated by the Lender from time to time, on or before 5:00 p.m. prevailing time in Chicago, Illinois, on the day when due, in lawful money of the United States of America and in immediately available funds (subject to clearance), without set-off, counterclaim or other deduction of any nature and without presentment, demand, protest or notice of any kind, all of which are hereby expressly waived by the Borrower, and any action therefor shall immediately accrue. Payments received after such time shall be deemed received by the Lender on the next succeeding Business Day at such place of payment. All payments shall be made free and clear of, and without deduction for, any present or future taxes, levies, withholding, offsets, counterclaims or deductions of any nature whatsoever. Any payment otherwise due on a day which is not a Business Day shall be due on the next succeeding Business Day.

(b) Any payments made by the Borrower to the Lender by a check shall not be credited against the obligations due hereunder until the earlier to occur of (i) the date of clearance of such check, and (ii) one (1) Business Day after being deposited by the Borrower with the Lender.

5. Prepayments. The Borrower shall have the right at its option from time-to-time to prepay the outstanding principal balance of this Note and prepayments shall be credited first to charges, fees and expenses accrued on this Note, second to interest accrued on this Note and the remainder to the reduction of principal in the inverse order of maturity.

6. Lender’s Records. The Lender is hereby authorized to record in its books and records the amount of all advances, principal payments, interest due, interest paid, and all other charges, fees and expenses paid or due, under or in connection with this Note and, except in the case of manifest error, such books and records shall be conclusive and binding as to the amounts at any time paid or due to the Lender from the Borrower under this Note.

7. Affirmative Covenants. Except to the extent otherwise consented to in writing by the Lender, in its sole discretion, so long as this Note remains outstanding, the Borrower covenants and agrees that it will:

(i) will use the proceeds of the Term Loan only for working capital of the Borrower;

(ii) promptly notify the Lender of the occurrence of any of the following: (A) a “default” or an “event of default” under any other loan or credit agreement to which the Borrower is a party having a principal amount of $100,000 or more (the “Other Default”), or (B) an Event of Default;

(iii) except to the extent that the validity or amount thereof is being contested in good faith by appropriate proceedings and with reserves (where appropriate) established by the Borrower reasonably satisfactory to the Lender, pay and discharge all taxes, assessments and governmental charges imposed on the Borrower and its properties, operations, and income prior to the date when any penalty would accrue for the nonpayment thereof;

(iv) conduct its business in compliance in all material respects with all applicable laws, rules, regulations, ordinances and orders, and take all actions necessary to maintain its existence as a corporation in good standing in Delaware and in any other state in which its activities require it to be qualified as a foreign corporation; and

(v) prepare and deliver, or cause to be delivered, to the Lender such financial statements and other financial and business information relating to the Borrower as the Lender may reasonably request from time to time (it being understood and agreed that Borrower’s compliance with the information rights provisions of the Stockholders Agreement, dated on or about the date hereof, among the Borrower, the Lender and the other Stockholders named therein, shall be deemed to satisfy the requirements of this Paragraph 7(v)).

8. Events of Default. Each of the following shall constitute an event of default under this Note (an “Event of Default”):

(i) The failure of the Borrower to pay: (A) any principal or interest under this Note when the same shall become due (whether by scheduled payment, acceleration, demand or otherwise), or (B) any fees, indemnity, expense or other amount (excluding principal or interest referred to in Paragraph 8(i)(A)) within ten (10) days of when the same shall become due under this Note.

(ii) The Borrower shall breach or default in the due observance or performance of any covenant, condition or agreement contained in this Note not otherwise constituting an Event of Default under this Paragraph 8 and such breach or default shall continue for a period of thirty (30) days after the earlier to occur of (A) the date upon which the Borrower knew or reasonably should have known of such failure, or (B) written notice from the Lender to the Borrower of such failure.

(iii) Any representation or warranty made by or on behalf of the Borrower in this Note or in any certificate, financial statement or other document furnished to the Lender in connection with this Note shall prove to have been false or misleading in any material respect when made.

(iv) The Borrower ceases to conduct its business in the ordinary course, becomes insolvent, or generally fails to pay, becomes unable to pay, or states that it is or will be unable to pay, its debts as they become due.

(v) An involuntary proceeding shall be commenced or an involuntary petition shall be filed seeking (i) liquidation, reorganization or other relief in respect of the Borrower or its debts, or of a substantial part of its assets, under any federal, state or foreign bankruptcy, insolvency, receivership or similar law now or hereafter in effect, or (ii) the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for the Borrower or for a substantial part of its assets, and, in any such case, such proceeding or petition shall continue undismissed for sixty (60) days or an order or decree approving or ordering any of the foregoing shall be entered.

(vi) The Borrower shall (i) voluntarily commence any proceeding or file any petition seeking liquidation, reorganization or other relief under any federal, state or foreign bankruptcy, insolvency, receivership or similar law now or hereafter in effect, (ii) consent to the institution of, or fail to contest in a timely and appropriate manner, any proceeding or petition described in Paragraph 8(v), (iii) apply for or consent to the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for it or for a substantial part of its assets, (iv) file an answer admitting the material allegations of a petition filed against it in any such proceeding, (v) make a general assignment for the benefit of creditors or (vi) take any action for the purpose of effecting any of the foregoing.

(vii) The occurrence of the Other Default.

(viii) This Note, or any term or provision hereof, shall cease to be in full force and effect, or the Borrower shall, or shall purport to, terminate, repudiate, declare voidable or void or otherwise contest this Note or term or provision hereof or any obligation of the Borrower hereunder.

9. Remedies.

(a) Upon the occurrence of an Event of Default:

(i) If the Event of Default that has occurred is an Event of Default other than those specified in Paragraph 8(v) or 8(vi) hereof, then, at the Lender’s option, the unpaid principal balance of this Note and all interest, fees, expenses and other charges accrued hereon may become immediately due and payable without demand, presentment or notice of any kind (all of which the Borrower hereby waives).

(ii) If the Event of Default that has occurred is an Event of Default specified in Paragraph 8(v) or 8(vi) hereof, then the unpaid principal balance of this Note and all interest, fees, expenses and other charges accrued hereon shall be immediately due and payable without demand, presentment or notice of any kind (all of which the Borrower hereby waives).

(iii) The Lender shall have all of the rights and remedies contained in this Note, including to increase the rate of interest applicable to this Note, and all rights and remedies afforded to it at law or equity.

(b) The rights and remedies of the Lender as provided herein shall be cumulative and concurrent, and may be pursued singularly, successively, or together against the Borrower at the sole discretion of the Lender, and such rights and remedies shall not be exhausted by any exercise thereof but may be exercised as often as the occasion therefore shall occur; and the failure to exercise any such rights or remedy shall in no event be construed as a waiver or release of the same.

10. Miscellaneous.

(a) The Lender shall not be deemed, by any act of omission or commission, to have waived any of its rights or remedies hereunder unless such waiver is in writing and signed by the Lender, and then only to the extent specifically set forth in the writing. A waiver as to one event shall not be construed as continuing or as a bar to or waiver of any right or remedy as to a subsequent event.

(b) Nothing herein contained nor any transaction related hereto shall be construed or shall operate either presently or prospectively to require the Borrower to make any payments or to do any act contrary to law, but if any clause or provision herein contained shall otherwise so operate to invalidate this Note, in whole or in part, then such clause or provision only shall be held for naught as though not herein contained and the remainder of this Note shall remain operative and in full force and effect.

(c) The Borrower’s obligations hereunder shall extend to and bind such Borrower’s successors and assigns, provided, however, that the Borrower may not assign its rights or duties hereunder without the prior written consent of the Lender, such consent to be given or withheld in the sole discretion of the Lender, and any attempt to do so without the prior written consent of the Lender shall be null and void and of no effect. The Lender reserves the right to participate or assign interests in this Note, including a collateral assignment hereof, and otherwise dispose of the same, and the benefits hereof shall inure to the successors and assigns of the Lender.

(d) Any notice or consent required hereunder shall be in writing and shall be delivered either in person, by facsimile, email or other electronic transmission, overnight courier or by certified mail, postage prepaid, return receipt requested, to the addresses of the parties first above written or otherwise provided to the other party, unless such address is changed by written notice to the other party. All notices and other communications shall be deemed effective when delivered in person, when received by registered or certified mail or overnight courier, when transmitted by facsimile, email or other electronic transmission during a Business Day (with confirmation of receipt) or when refused by the addressee, as the case may be. A signed copy of this Note delivered by facsimile, e-mail or other means of electronic transmission shall be deemed to have the same legal effect as delivery of an original signed copy of this Note.

(e) The Lender shall in no event be construed for any purpose to be a partner, joint venturer or associate of the Borrower.

(f) This Note, any claim arising from or relating to this Note, or any statement, course of conduct, act, omission, or event occurring in connection herewith (whether for breach of contract, tort or any other theory of liability), shall be deemed made under and governed by, and construed and enforced in accordance with, the laws of the Cook County, Illinois in all respects without giving effect to its conflict of laws principles, including matters of construction, performance and enforcement. The Borrower hereby agrees, on behalf of itself and its affiliates, officers, directors, agents, contractors, servants, employees, licensees, successors and assigns (the “Borrower Parties”), that any action or proceeding against any Borrower Parties may be commenced and maintained in any court in the State of Illinois or in the United States District Court for the Northern District of Illinois, and copies of any service of process in any such action may be mailed to the Borrower at the Borrower’s address first above written. The Borrower hereby waives, on behalf of itself and the Borrower Parties, any claim that Cook County, Illinois is an inconvenient forum and that any action or proceeding arising out of or relating to this Note and commenced in any state or federal courts sitting in Cook County, Illinois lacks proper venue. It is agreed that the courts sitting in Cook County, Illinois and the United States District Court for the Northern District of Illinois shall have exclusive jurisdiction for any action or proceeding commenced by or through the Borrower with respect to the subject matter hereof and all controversies and disputes arising hereunder.

(g) Wherever possible, each provision of this Note shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Note or portion thereof shall be prohibited by or invalid under such law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Note.

(h) THE BORROWER, ON BEHALF OF ITSELF AND THE BORROWER PARTIES, HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVES ANY RIGHT ANY OF THEM MAY HAVE TO DEMAND A TRIAL BY JURY IN RESPECT OF ANY LITIGATION ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS NOTE OR THE TRANSACTIONS CONTEMPLATED HEREIN. FURTHER, THE BORROWER HEREBY CERTIFIES THAT NO REPRESENTATIVE OR AGENT OF THE LENDER OR THE LENDER’S COUNSEL HAS REPRESENTED, EXPRESSLY OR OTHERWISE, TO THE BORROWER OR ANY OF THE BORROWER PARTIES THAT, IN THE EVENT OF SUCH LITIGATION, THE LENDER WOULD NOT SEEK TO ENFORCE THIS WAIVER OF RIGHT TO JURY TRIAL PROVISION. THE BORROWER FURTHER ACKNOWLEDGES THAT THE LENDER HAS BEEN OR WILL BE INDUCED TO MAKE THE TERM LOAN EVIDENCED BY THIS NOTE BY, INTER ALIA, THE PROVISIONS OF THIS PARAGRAPH.

(i) No delay or omission on the part of the Lender in exercising any right hereunder shall operate as a waiver of such right or of any other rights under this Note. Presentment, demand, dishonor, protest, notice of dishonor, notice of protest and all other notices and demands are hereby waived by the Borrower.

(j) NEITHER THE LENDER NOR ITS AFFILIATES, OFFICERS, DIRECTORS, AGENTS, CONTRACTORS, SERVANTS, EMPLOYEES, LICENSEES, SUCCESSORS AND ASSIGNS (THE “LENDER PARTIES”) SHALL HAVE ANY LIABILITY WITH RESPECT TO, AND THE BORROWER, ON BEHALF OF ITSELF AND THE BORROWER PARTIES, HEREBY WAIVES, RELEASES AND AGREES NOT TO SUE ANY OF THEM UPON, ANY CLAIM FOR ANY SPECIAL, INDIRECT, INCIDENTAL OR CONSEQUENTIAL DAMAGES SUFFERED OR INCURRED BY THE BORROWER IN CONNECTION WITH, ARISING OUT OF, OR IN ANY WAY RELATED TO, THIS NOTE OR ANY OF THE TRANSACTIONS CONTEMPLATED HEREBY, EXCEPT TO THE EXTENT ARISING FROM THE GROSS NEGLIGENCE OR WILLFUL MISCONDUCT OF ANY OF THE LENDER PARTIES AS FINALLY DETERMINED BY A COURT OF COMPETENT JURISDICTION. THE BORROWER, ON BEHALF OF ITSELF AND THE BORROWER PARTIES, HEREBY WAIVES, RELEASES AND AGREES NOT TO SUE THE LENDER OR ANY OF THE LENDER PARTIES FOR PUNITIVE DAMAGES IN RESPECT OF ANY CLAIM IN CONNECTION WITH, ARISING OUT OF, OR IN ANY WAY RELATED TO THIS NOTE OR ANY TRANSACTION CONTEMPLATED HEREBY, EXCEPT TO THE EXTENT ARISING FROM THE GROSS NEGLIGENCE OR WILLFUL MISCONDUCT OF ANY OF THE LENDER PARTIES AS FINALLY DETERMINED BY A COURT OF COMPETENT JURISDICTION.

(k) The Borrower shall indemnify, defend and hold the Lender and the Lender Parties (each, an “Indemnified Person”) harmless from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, charges, expenses and disbursements (including reasonable attorneys’ fees) of any kind or nature whatsoever which may at any time (including at any time following repayment of the Advances) be imposed on, incurred by or asserted against any such Indemnified Person in any way relating to or arising out of this Note or the transactions contemplated hereby, or any action taken or omitted by any such Indemnified Person under or in connection with any of the foregoing (all the foregoing, collectively, the “Indemnified Liabilities”); provided, that the Borrower shall have no obligation hereunder to any Indemnified Person with respect to Indemnified Liabilities resulting solely from the gross negligence or willful misconduct of such Indemnified Person. The agreements in this paragraph shall survive payment of this Note.

(l) The Borrower agrees to pay to the Lender, on the Lender’s demand, all Reimbursable Costs and Expenses of the Lender and the Lender Parties incurred in connection with, or incident to (i) the preparation, administration, amendment, modification or waiver of, or consent with respect to, this Note, including without limitation, the review of all items submitted in connection with a request for the Term Loan, and any workout or other restructuring of the Indebtedness evidenced hereby, (ii) enforce the Lender’s rights and remedies under this Note, (iii) any litigation, suit, proceeding, contest, dispute or action in any way relating to this Note, including any litigation, suit, proceeding, contest, dispute or action taken by or on behalf of the Lender under the Bankruptcy Code or any other similar law now or hereafter in effect, (iv) the inspection and audit of the books and records of the Borrower, and (v) the collection or attempted collection of all sums due under this Note.

******SIGNATURES APPEAR ON THE FOLLOWING PAGE******

IN WITNESS WHEREOF, the Borrower, intending to be legally bound hereby, has executed this Promissory Note as of the Effective Date.

WAGZ, INC.

By:	/s/ Terry B. Anderton
Name: Terry B. Anderton
Title: CEO

The foregoing Promissory Note is hereby accepted as of the Effective Date.

SIGMATRON INTERNATIONAL, INC.

By:	/s/ Gary R. Fairhead
Name: Gary R. Fairhead
Title: CEO

[Signature Page Wagz Promissory Note]

Exhibit A

SigmaTron International, Inc.

Payment Schedule for Wagz

Principal	900,000
Interest Rate	6.0%

	Beg		Accrued		End
Date	Balance	Principal	Interest	Payment	Bal
4/1/2023	900,000.00				900,000.00
4/30/2023	900,000.00	—	4,350.00	—	904,350.00
5/31/2023	904,350.00	—	4,672.48	—	909,022.48
6/30/2023	909,022.48	—	4,545.11	—	913,567.59
7/31/2023	913,567.59	—	4,720.10	—	918,287.69
8/31/2023	918,287.69	—	4,744.49	—	923,032.17
9/30/2023	923,032.17	—	4,615.16	—	927,647.33
10/31/2023	927,647.33	—	4,792.84	—	932,440.18
11/30/2023	932,440.18	—	4,662.20	—	937,102.38
12/31/2023	937,102.38	—	4,841.70	—	941,944.07
1/31/2024	941,944.07	—	4,866.71	—	946,810.79
2/29/2024	946,810.79	—	4,576.25	—	951,387.04
3/31/2024	951,387.04	—	4,915.50	(56,302.54)	900,000.00
4/30/2024	900,000.00		4,500.00	(39,924.84)	864,575.16
5/31/2024	864,575.16		4,466.97	(39,924.84)	829,117.29
6/30/2024	829,117.29		4,145.59	(39,924.84)	793,338.04
7/31/2024	793,338.04		4,098.91	(39,924.84)	757,512.11
8/31/2024	757,512.11		3,913.81	(39,924.84)	721,501.08
9/30/2024	721,501.08		3,607.51	(39,924.84)	685,183.75
10/31/2024	685,183.75		3,540.12	(39,924.84)	648,799.02
11/30/2024	648,799.02		3,244.00	(39,924.84)	612,118.18
12/31/2024	612,118.18		3,162.61	(39,924.84)	575,355.95
1/31/2025	575,355.95		2,972.67	(39,924.84)	538,403.78
2/28/2025	538,403.78		2,512.55	(39,924.84)	500,991.49
3/31/2025	500,991.49		2,588.46	(39,924.84)	463,655.11
4/30/2025	463,655.11		2,318.28	(39,924.84)	426,048.54
5/31/2025	426,048.54		2,201.25	(39,924.84)	388,324.95
6/30/2025	388,324.95		1,941.62	(39,924.84)	350,341.74
7/31/2025	350,341.74		1,810.10	(39,924.84)	312,227.00
8/31/2025	312,227.00		1,613.17	(39,924.84)	273,915.33
9/30/2025	273,915.33		1,369.58	(39,924.84)	235,360.07
10/31/2025	235,360.07		1,216.03	(39,924.84)	196,651.25
11/30/2025	196,651.25		983.26	(39,924.84)	157,709.67
12/31/2025	157,709.67		814.83	(39,924.84)	118,599.66
1/31/2026	118,599.66		612.76	(39,924.84)	79,287.59
2/26/2026	79,287.59		343.58	(39,924.84)	39,706.33
3/31/2026	39,706.33		218.38	(39,924.71)	0.00